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                                                                   Exhibit 23.2

                         INDEPENDENT AUDITOR'S CONSENT

   We consent to the incorporation by reference in this Registration Statement of Anworth Mortgage Asset Corporation on Form S-3 of our report dated January 9, 1999 on the December 31, 1998 financial statements included in the Annual Report on Form 10-K of Anworth Mortgage Asset Corporation for the year ended December 31, 2000, as amended. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          /s/  MCGLADREY & PULLEN, LLP
                                          _____________________________________
                                              McGladrey & Pullen, LLP

New York, New York
January 30, 2002